Exhibit 2

Unaudited Condensed Consolidated Interim Financial Statements of WPP plc for the six months ended

30 June 2015 and 2014 and the year ended 31 December 2014

WPP plc

Unaudited condensed consolidated interim income statement

for the six months ended 30 June 2015 and 2014 and the year ended 31 December 2014

	Notes	Six months ended 30 June 2015 £m	Six months ended 30 June 2014 £m	Year ended 31 December 2014 £m
Revenue	6	5,839.4	5,468.7	11,528.9
Direct costs		(798.7)	(677.0)	(1,464.1)
Net sales	6	5,040.7	4,791.7	10,064.8
Operating costs	4	(4,251.8)	(4,260.6)	(8,557.5)
Operating profit		788.9	531.1	1,507.3
Share of results of associates	4	16.0	28.7	61.9
Profit before interest and taxation		804.9	559.8	1,569.2
Finance income	5	38.1	43.0	94.7
Finance costs	5	(111.5)	(133.4)	(262.7)
Revaluation of financial instruments	5	(21.8)	21.7	50.7
Profit before taxation		709.7	491.1	1,451.9
Taxation	7	(108.6)	(94.9)	(300.4)
Profit for the period		601.1	396.2	1,151.5

Attributable to:
Equity holders of the parent		566.2	364.8	1,077.2
Non-controlling interests		34.9	31.4	74.3
		601.1	396.2	1,151.5
Earnings per share
Basic earnings per ordinary share	9	43.7p	27.7p	82.4p
Diluted earnings per ordinary share	9	43.0p	27.0p	80.5p

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim income statement.

WPP plc

Unaudited condensed consolidated interim statement of comprehensive income for the six months ended 30 June 2015 and 2014 and the year ended 31 December 2014

	Six months ended 30 June 2015 £m	Six months ended 30 June 2014 £m	Year ended 31 December 2014 £m
Profit for the period	601.1	396.2	1,151.5
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(316.0)	(315.0)	(221.2)
(Loss)/gain on revaluation of available for sale investments	(2.1)	46.1	64.6
	(318.1)	(268.9)	(156.6)
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	—	—	(86.6)
Deferred tax on defined benefit pension plans	—	—	62.1
	—	—	(24.5)
Other comprehensive loss relating to the period	(318.1)	(268.9)	(181.1)
Total comprehensive income relating to the period	283.0	127.3	970.4

Attributable to:
Equity holders of the parent	257.0	104.6	893.0
Non-controlling interests	26.0	22.7	77.4
	283.0	127.3	970.4

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim statement of comprehensive income.

WPP plc

Unaudited condensed consolidated interim cash flow statement for the six months ended 30 June 2015 and 2014 and the year ended 31 December 2014

	Notes	Six months ended 30 June 2015 £m	Six months ended 30 June 2014 £m	Year ended 31 December 2014 £m
Net cash (outflow)/inflow from operating activities	10	(180.7)	(17.3)	1,703.7
Investing activities
Acquisitions and disposals	10	(459.3)	(219.7)	(489.1)
Purchase of property, plant and equipment		(73.1)	(80.1)	(177.9)
Purchase of other intangible assets (including capitalised computer software)		(17.0)	(15.3)	(36.5)
Proceeds on disposal of property, plant and equipment		11.2	1.1	5.9
Net cash outflow from investing activities		(538.2)	(314.0)	(697.6)
Financing activities
Share option proceeds		5.4	6.8	25.0
Cash consideration for non-controlling interests	10	(7.9)	(1.8)	(5.6)
Share repurchases and buybacks	10	(405.4)	(390.2)	(510.8)
Net increase/(decrease) in borrowings	10	141.1	(33.8)	465.2
Financing and share issue costs		(9.0)	(0.2)	(27.5)
Equity dividends paid		—	—	(460.0)
Dividends paid to non-controlling interests in subsidiary undertakings		(25.7)	(21.7)	(57.7)
Net cash outflow from financing activities		(301.5)	(440.9)	(571.4)
Net (decrease)/increase in cash and cash equivalents		(1,020.4)	(772.2)	434.7
Translation differences		(39.9)	(86.3)	(70.3)
Cash and cash equivalents at beginning of period		2,247.6	1,883.2	1,883.2
Cash and cash equivalents at end of period	10	1,187.3	1,024.7	2,247.6

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim cash flow statement.

WPP plc

Unaudited condensed consolidated interim balance sheet

as at 30 June 2015 and 2014 and 31 December 2014

	Notes	30 June 2015 £m	30 June 2014 £m	31 December 2014 £m
Non-current assets
Intangible assets:
Goodwill	12	10,057.3	9,465.7	9,979.4
Other	13	1,714.2	1,662.6	1,668.9
Property, plant and equipment		731.1	742.7	772.5
Interests in associates and joint ventures		694.3	755.0	759.9
Other investments		920.9	331.2	669.2
Deferred tax assets		248.3	109.7	239.7
Trade and other receivables	14	141.9	132.4	148.6
		14,508.0	13,199.3	14,238.2

Current assets
Inventory and work in progress		321.7	324.9	327.3
Corporate income tax recoverable		168.1	137.9	145.6
Trade and other receivables	14	9,985.0	9,322.6	9,530.0
Cash and short-term deposits		1,353.0	1,208.0	2,512.7
		11,827.8	10,993.4	12,515.6

Current liabilities
Trade and other payables	15	(11,359.8)	(10,493.3)	(11,784.0)
Corporate income tax payable		(38.3)	(55.7)	(158.6)
Bank overdrafts and loans		(518.7)	(952.5)	(653.2)
		(11,916.8)	(11,501.5)	(12,595.8)
Net current liabilities		(89.0)	(508.1)	(80.2)
Total assets less current liabilities		14,419.0	12,691.2	14,158.0

Non-current liabilities
Bonds and bank loans		(4,217.0)	(3,212.7)	(4,134.9)
Trade and other payables	16	(707.5)	(511.3)	(624.9)
Corporate income tax payable		(533.6)	(389.9)	(441.2)
Deferred tax liabilities		(696.8)	(643.8)	(667.6)
Provisions for post-employment benefits		(283.3)	(238.9)	(296.2)
Provisions for liabilities and charges		(173.2)	(147.5)	(166.4)
		(6,611.4)	(5,144.1)	(6,331.2)
Net assets		7,807.6	7,547.1	7,826.8

Equity
Called-up share capital	17	132.7	135.0	132.6
Share premium account		513.3	490.1	508.0
Shares to be issued		0.1	0.4	0.3
Other reserves		(226.0)	(47.3)	36.2
Own shares		(572.2)	(535.9)	(283.7)
Retained earnings		7,619.6	7,204.2	7,106.7
Equity share owners’ funds		7,467.5	7,246.5	7,500.1
Non-controlling interests		340.1	300.6	326.7
Total equity		7,807.6	7,547.1	7,826.8

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim balance sheet.

WPP plc

Unaudited condensed consolidated interim statement of changes in equity for the six months ended 30 June 2015, 31 December 2014, and 30 June 2014

	Called-up share capital £m	Share premium account £m	Shares to be issued £m	Other reserves £m	Own shares £m	Retained earnings £m	Total equity share owners’ funds £m	Non- controlling interests £m	Total £m
Balance at 1 January 2014	134.9	483.4	0.5	317.3	(253.0)	6,903.7	7,586.8	259.7	7,846.5
Ordinary shares issued	0.1	6.7	(0.1)	—	—	0.1	6.8	—	6.8
Treasury share additions	—	—	—	—	(316.2)	—	(316.2)	—	(316.2)
Treasury share allocations	—	—	—	—	0.5	(0.5)	—	—	—
Net profit for the period	—	—	—	—	—	364.8	364.8	31.4	396.2
Exchange adjustments on foreign currency net investments	—	—	—	(306.3)	—	—	(306.3)	(8.7)	(315.0)
Gain on revaluation of available for sale investments	—	—	—	46.1	—	—	46.1	—	46.1
Comprehensive (loss)/ income	—	—	—	(260.2)	—	364.8	104.6	22.7	127.3
Dividends paid	—	—	—	—	—	—	—	(21.7)	(21.7)
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	53.8	53.8	—	53.8
Tax adjustment on share-based payments	—	—	—	—	—	(6.1)	(6.1)	—	(6.1)
Net movement in own shares held by ESOP Trusts	—	—	—	—	32.8	(106.8)	(74.0)	—	(74.0)
Recognition/remeasurement of financial instruments	—	—	—	(28.4)	—	(4.0)	(32.4)	—	(32.4)
Share purchases—close period commitments	—	—	—	(76.0)	—	—	(76.0)	—	(76.0)
Acquisition of subsidiaries[1]	—	—	—	—	—	(0.8)	(0.8)	39.9	39.1
Balance at 30 June 2014	135.0	490.1	0.4	(47.3)	(535.9)	7,204.2	7,246.5	300.6	7,547.1
Ordinary shares issued	0.3	17.9	(0.1)	—	—	0.1	18.2	—	18.2
Treasury share additions	—	—	—	—	(96.3)	—	(96.3)	—	(96.3)
Treasury share allocations	—	—	—	—	0.1	(0.1)	—	—	—
Treasury share cancellations	(2.7)	—	—	2.7	332.5	(332.5)	—	—	—
Net profit for the period	—	—	—	—	—	712.4	712.4	42.9	755.3
Exchange adjustments on foreign currency net investments	—	—	—	82.0	—	—	82.0	11.8	93.8
Gain on revaluation of available for sale investments	—	—	—	18.5	—	—	18.5	—	18.5
Actuarial loss on defined benefit pension plans	—	—	—	—	—	(86.6)	(86.6)	—	(86.6)
Deferred tax on defined benefit pension plans	—	—	—	—	—	62.1	62.1	—	62.1
Comprehensive income	—	—	—	100.5	—	687.9	788.4	54.7	843.1
Dividends paid	—	—	—	—	—	(460.0)	(460.0)	(36.0)	(496.0)
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	48.4	48.4	—	48.4
Tax adjustment on share-based payments	—	—	—	—	—	5.5	5.5	—	5.5
Net movement in own shares held by ESOP Trusts	—	—	—	—	15.9	(40.2)	(24.3)	—	(24.3)
Recognition/remeasurement of financial instruments	—	—	—	(15.7)	—	(0.1)	(15.8)	—	(15.8)
Share purchases—close period commitments	—	—	—	(4.0)	—	(3.9)	(7.9)	—	(7.9)
Acquisition of subsidiaries[1]	—	—	—	—	—	(2.6)	(2.6)	7.4	4.8
Balance at 31 December 2014	132.6	508.0	0.3	36.2	(283.7)	7,106.7	7,500.1	326.7	7,826.8
Ordinary shares issued	0.1	5.3	(0.2)	—	—	0.1	5.3	—	5.3
Treasury share additions	—	—	—	—	(345.7)	—	(345.7)	—	(345.7)
Treasury share allocations	—	—	—	—	3.1	(3.1)	—	—	—
Net profit for the period	—	—	—	—	—	566.2	566.2	34.9	601.1
Exchange adjustments on foreign currency net investments	—	—	—	(307.1)	—	—	(307.1)	(8.9)	(316.0)
Loss on revaluation of available for sale investments	—	—	—	(2.1)	—	—	(2.1)	—	(2.1)
Comprehensive (loss)/income	—	—	—	(309.2)	—	566.2	257.0	26.0	283.0
Dividends paid	—	—	—	—	—	—	—	(25.7)	(25.7)
Non-cash share-based incentive plans (including share options)	—	—	—	—	—	48.5	48.5	—	48.5
Tax adjustment on share-based payments	—	—	—	—	—	21.8	21.8	—	21.8
Net movement in own shares held by ESOP Trusts	—	—	—	—	54.1	(113.8)	(59.7)	—	(59.7)
Recognition/remeasurement of financial instruments	—	—	—	(33.0)	—	0.4	(32.6)	—	(32.6)
Share purchases—close period commitments	—	—	—	80.0	—	2.9	82.9	—	82.9
Acquisition of subsidiaries[1]	—	—	—	—	—	(10.1)	(10.1)	13.1	3.0
Balance at 30 June 2015	132.7	513.3	0.1	(226.0)	(572.2)	7,619.6	7,467.5	340.1	7,807.6

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim statement of changes in equity.

1 Acquisition of subsidiaries represents movements in retained earnings and non-controlling interests arising from increases in ownership of existing subsidiaries and recognition of non-controlling interests on new acquisitions.

Notes to the unaudited condensed consolidated interim financial statements

1.	Basis of accounting

The unaudited condensed consolidated interim financial statements are prepared under the historical cost convention, except for the revaluation of certain financial instruments as disclosed in our accounting policies.

2.	Accounting policies

The unaudited condensed consolidated interim financial statements comply with the recognition and measurement criteria of International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), IAS 34 Interim Financial Reporting and with the accounting policies of the Group which were set out on pages F-2 to F-7 of the 2014 Annual Report on Form 20-F. No changes have been made to the Group’s accounting policies in the period ended 30 June 2015.

The announcement of the interim results was approved by the board of directors on 26 August 2015.

3.	Currency conversion

The reporting currency of the Group is pound sterling and the unaudited condensed consolidated interim financial statements have been prepared on this basis.

The 2015 unaudited condensed consolidated interim income statement is prepared using, among other currencies, average exchange rates of US$1.5239 to the pound (period ended 30 June 2014: US$1.6689; year ended 31 December 2014: US$1.6475) and €1.3659 to the pound (period ended 30 June 2014: €1.2176; year ended 31 December 2014: €1.2410). The unaudited condensed consolidated interim balance sheet as at 30 June 2015 has been prepared using the exchange rates on that day of US$1.5725 to the pound (30 June 2014: US$1.7102; 31 December 2014: US$1.5581) and €1.4100 to the pound (30 June 2014: €1.2494; 31 December 2014: €1.2874).

4.	Operating costs and share of results of associates

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Staff costs	3,303.2	3,192.2	6,440.5
Establishment costs	358.8	351.3	711.3
Other operating costs	589.8	717.1	1,405.7
Total operating costs	4,251.8	4,260.6	8,557.5

Staff costs include:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Wages and salaries	2,277.8	2,198.5	4,467.8
Cash-based incentive plans	63.1	59.2	210.7
Share-based incentive plans	48.5	53.8	102.2
Social security costs	302.3	296.8	567.8
Pension costs	81.5	76.2	148.9
Severance	15.9	27.5	37.4
Other staff costs	514.1	480.2	905.7
	3,303.2	3,192.2	6,440.5
Staff cost to net sales ratio	65.5%	66.6%	64.0%

Notes to the unaudited condensed consolidated interim financial statements (continued)

4.	Operating costs and share of results of associates (continued)

Other operating costs include:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Amortisation and impairment of acquired intangible assets	66.7	74.0	147.5
Goodwill impairment	—	—	16.9
Gains on disposal of investments and subsidiaries	(91.9)	(17.1)	(186.3)
Gains on remeasurement of equity interest on acquisition of controlling interest	(140.2)	(5.9)	(9.2)
Investment write-downs	—	—	7.3
Restructuring costs	21.2	9.1	127.6

Gains on remeasurement of equity interest on acquisition of controlling interest in 2015 primarily comprise gains in relation to the acquisition of a majority stake in IBOPE in Latin America.

Gains on disposal of investments and subsidiaries in 2015 include £43.6 million of gains arising on the sale of certain Kantar internet measurement businesses to comScore Inc in consideration for newly issued equity in the buyer and £29.7 million of gains arising on the sale of the Group’s minority stake in eRewards.

Gains on disposal of investments and subsidiaries of £186.3 million in the year ended 31 December 2014 include £150.6 million of gains arising on the sale of the Xaxis for Publishers business to AppNexus Inc and the Kantar Media US television measurement business to Rentrak Inc. In both cases, consideration received was in the form of equity issued by the buyer.

In 2015, restructuring costs of £21.2 million (period ended 30 June 2014: £9.1 million) predominantly comprise costs resulting from the project to transform and rationalise the Group’s IT services and infrastructure.

In the year ended 31 December 2014, restructuring costs of £127.6 million comprise £88.7 million of costs (including £67.4 million of severance costs) arising from a structural reassessment of certain of the Group’s operations, primarily in the mature markets of Western Europe; and £38.9 million of costs resulting from the project to transform and rationalise the Group’s IT services and infrastructure.

Share of results of associates include:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Share of profit before interest and taxation	39.2	44.7	101.8
Share of exceptional losses	(8.4)	(2.1)	(7.6)
Share of interest and non-controlling interests	(0.8)	(0.8)	(3.1)
Share of taxation	(14.0)	(13.1)	(29.2)
	16.0	28.7	61.9

Notes to the unaudited condensed consolidated interim financial statements (continued)

5.	Finance income, finance costs and revaluation of financial instruments

Finance income includes:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Income from available for sale investments	10.2	11.3	26.0
Interest income	27.9	31.7	68.7
	38.1	43.0	94.7

Finance costs include:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Net interest expense on pension plans	3.8	4.0	8.0
Interest on other long-term employee benefits	1.2	0.9	1.9
Interest payable and similar charges	106.5	128.5	252.8
	111.5	133.4	262.7

Revaluation of financial instruments include:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Movements in fair value of treasury instruments	(5.9)	19.7	31.3
Movements in fair value of other derivatives	15.9	—	15.0
Revaluation of put options over non-controlling interests	(5.8)	0.1	(8.8)
Revaluation of payments due to vendors (earnout agreements)	(26.0)	1.9	13.2
	(21.8)	21.7	50.7

Notes to the unaudited condensed consolidated interim financial statements (continued)

6.	Segmental analysis

Reported contributions by operating sector were as follows:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m

Revenue
Advertising and Media Investment Management	2,638.8	2,390.6	5,134.3
Data Investment Management	1,173.8	1,176.8	2,429.3
Public Relations & Public Affairs	458.7	435.4	891.9
Branding & Identity, Healthcare and Specialist Communications	1,568.1	1,465.9	3,073.4
	5,839.4	5,468.7	11,528.9

Net sales
Advertising and Media Investment Management	2,221.1	2,117.9	4,502.0
Data Investment Management	856.7	842.5	1,748.9
Public Relations & Public Affairs	450.3	430.3	880.4
Branding & Identity, Healthcare and Specialist Communications	1,512.6	1,401.0	2,933.5
	5,040.7	4,791.7	10,064.8

Headline PBIT[1]
Advertising and Media Investment Management	330.4	312.0	836.2
Data Investment Management	100.6	88.1	272.7
Public Relations & Public Affairs	66.0	64.7	139.2
Branding & Identity, Healthcare and Specialist Communications	172.1	157.2	432.5
	669.1	622.0	1,680.6

Net sales margin[2]	%	%	%
Advertising and Media Investment Management	14.9	14.7	18.6
Data Investment Management	11.7	10.5	15.6
Public Relations & Public Affairs	14.7	15.0	15.8
Branding & Identity, Healthcare and Specialist Communications	11.4	11.2	14.7
	13.3	13.0	16.7

Total assets
Advertising and Media Investment Management	12,363.6	11,915.8	12,250.5
Data Investment Management	3,703.9	3,337.0	3,427.1
Public Relations & Public Affairs	1,709.8	1,654.9	1,744.7
Branding & Identity, Healthcare and Specialist Communications	6,789.1	5,829.4	6,433.5
Segment assets	24,566.4	22,737.1	23,855.8
Unallocated corporate assets[3]	1,769.4	1,455.6	2,898.0
	26,335.8	24,192.7	26,753.8

[1]	A reconciliation from reported PBIT (profit before interest and taxation) to headline PBIT is provided in note 19.
[2]	Net sales margin is calculated as headline PBIT as a percentage of net sales.
[3]	Unallocated corporate assets are corporate income tax recoverable, deferred tax assets and cash and short term deposits.

Notes to the unaudited condensed consolidated interim financial statements (continued)

6.	Segmental analysis (continued)

Reported contributions by geographical area were as follows:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m

Revenue
North America[1]	2,164.6	1,878.1	3,899.9
United Kingdom	860.0	783.6	1,640.3
Western Continental Europe	1,143.2	1,243.9	2,568.8
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	1,671.6	1,563.1	3,419.9
	5,839.4	5,468.7	11,528.9

Net sales
North America[1]	1,877.2	1,677.7	3,471.7
United Kingdom	722.9	665.2	1,396.0
Western Continental Europe	964.8	1,052.4	2,142.6
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	1,475.8	1,396.4	3,054.5
	5,040.7	4,791.7	10,064.8

Headline PBIT[2]
North America[1]	307.5	250.5	621.8
United Kingdom	92.0	90.9	221.2
Western Continental Europe	102.8	97.8	277.2
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	166.8	182.8	560.4
	669.1	622.0	1,680.6

Net sales margin[3]	%	%	%
North America[1]	16.4	14.9	17.9
United Kingdom	12.7	13.7	15.8
Western Continental Europe	10.7	9.3	12.9
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	11.3	13.1	18.3
	13.3	13.0	16.7

[1]	North America includes the US with revenue of £2,048.3 million (period ended 30 June 2014: £1,766.9 million; year ended 31 December 2014: £3,664.9 million), net sales of £1,773.5 million (period ended 30 June 2014: £1,573.1 million; year ended 31 December 2014: £3,254.2 million) and headline PBIT of £295.0 million (period ended 30 June 2014: £237.5 million; year ended 31 December 2014: £588.2 million).
[2]	A reconciliation from reported PBIT to headline PBIT is provided in note 19.
[3]	Net sales margin is calculated as headline PBIT as a percentage of net sales.

Notes to the unaudited condensed consolidated interim financial statements (continued)

7.	Taxation

The tax rate on reported PBT was 15.3% (30 June 2014: 19.3%; 31 December 2014: 20.7%) largely because the tax charge on gains on remeasurement of equity interest on acquisition of controlling interest and on gains on disposal of investments and subsidiaries was minimal.

The tax charge comprises:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Corporation tax
Current year	119.3	98.5	373.5
Prior years	9.2	5.5	4.4
Charge relating to gains on disposal of investments and subsidiaries	0.8	—	21.4
Credit relating to restructuring costs	(6.4)	—	—
	122.9	104.0	399.3
Deferred tax
Current year	(6.1)	2.2	(69.7)
Net credit in relation to the amortisation of acquired intangible assets and other goodwill items	(6.6)	(11.3)	(23.2)
Charge/(credit) relating to restructuring costs	1.7	—	(14.1)
Gains on disposal of investments and subsidiaries	—	—	13.8
	(11.0)	(9.1)	(93.2)
Prior years	(3.3)	—	(5.7)
	(14.3)	(9.1)	(98.9)
Tax charge	108.6	94.9	300.4

8.	Ordinary dividends

The Board has recommended an interim dividend of 15.91p (2014: 11.62p) per ordinary share. This is expected to be paid on 9 November 2015 to share owners on the register at 9 October 2015. The Board recommended a final dividend of 26.58p per ordinary share in respect of 2014. This was paid on 6 July 2015.

9.	Earnings per share

Basic EPS

The calculation of basic EPS is as follows:

£m	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
Earnings[1] (£ million)	566.2	364.8	1,077.2
Average shares used in basic EPS calculation (million)	1,294.6	1,318.7	1,307.4
EPS	43.7p	27.7p	82.4p

[1]	Earnings is equivalent to profit for the period attributable to equity holders of the parent.

Notes to the unaudited condensed consolidated interim financial statements (continued)

9.	Earnings per share (continued)

Diluted EPS

The calculation of diluted EPS is as follows:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
Diluted earnings (£ million)	566.2	364.8	1,077.2
Shares used in diluted EPS calculation (million)	1,317.1	1,349.2	1,337.5
Diluted EPS	43.0p	27.0p	80.5p

Diluted EPS has been calculated based on the earnings amounts above.

A reconciliation between the shares used in calculating basic and diluted EPS is as follows:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	m	m	m
Average shares used in basic EPS calculation	1,294.6	1,318.7	1,307.4
Dilutive share options outstanding	3.2	5.4	4.8
Other potentially issuable shares	19.3	25.1	25.3
Shares used in diluted EPS calculation	1,317.1	1,349.2	1,337.5

At 30 June 2015 there were 1,326,557,359 ordinary shares in issue.

Notes to the unaudited condensed consolidated interim financial statements (continued)

10.	Analysis of cash flows

The following tables analyse the items included within the main cash flow headings on page 3:

Net cash (outflow)/inflow from operating activities:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Profit for the period	601.1	396.2	1,151.5
Taxation	108.6	94.9	300.4
Revaluation of financial instruments	21.8	(21.7)	(50.7)
Finance costs	111.5	133.4	262.7
Finance income	(38.1)	(43.0)	(94.7)
Share of results of associates	(16.0)	(28.7)	(61.9)
Non-cash share-based incentive plans (including share options)	48.5	53.8	102.2
Depreciation of property, plant and equipment	97.5	95.8	197.3
Goodwill impairment	—	—	16.9
Amortisation and impairment of acquired intangible assets	66.7	74.0	147.5
Amortisation of other intangible assets	15.4	15.1	31.6
Investment write-downs	—	—	7.3
Gains on disposal of investments and subsidiaries	(91.9)	(17.1)	(186.3)
Gains on remeasurement of equity interest on acquisition of controlling interest	(140.2)	(5.9)	(9.2)
(Gains)/losses on sale of property, plant and equipment	(0.1)	0.2	(0.8)
Movements in working capital and provisions[1]	(772.2)	(539.6)	295.0
Corporation and overseas tax paid	(165.0)	(133.7)	(289.9)
Interest and similar charges paid	(110.0)	(155.2)	(249.1)
Interest received	28.6	30.4	69.8
Investment income	3.0	4.4	11.9
Dividends received from associates	50.1	29.4	52.2
	(180.7)	(17.3)	1,703.7

[1]	The Group typically experiences an outflow of working capital in the first half of the financial year and an inflow in the second half. This is primarily due to the seasonal nature of working capital flows associated with its media buying activities on behalf of clients.

Acquisitions and disposals:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Initial cash consideration	(307.8)	(239.7)	(382.7)
Cash and cash equivalents acquired (net)	19.2	54.1	74.4
Earnout payments	(10.9)	(15.3)	(34.3)
Purchase of other investments (including associates)	(201.7)	(53.8)	(188.8)
Proceeds on disposal of investments	41.9	35.0	42.3
Acquisitions and disposals	(459.3)	(219.7)	(489.1)
Cash consideration for non-controlling interests	(7.9)	(1.8)	(5.6)
Net acquisition payments and investments	(467.2)	(221.5)	(494.7)

Notes to the unaudited condensed consolidated interim financial statements (continued)

10.	Analysis of cash flows (continued)

Share repurchases and buybacks:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Purchase of own shares by ESOP Trusts	(59.7)	(74.0)	(98.3)
Shares purchased into treasury	(345.7)	(316.2)	(412.5)
	(405.4)	(390.2)	(510.8)

Net increase/(decrease) in borrowings:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Increase in drawings on bank loans	197.7	201.5	—
Repayment of €500 million bonds	(481.9)	—	—
Premium on exchange €252 million bonds	(13.7)	—	—
Proceeds from issue of €600 million bonds	439.0	—	—
Repayment of $369 million bonds	—	(235.3)	(235.3)
Repayment of $600 million bonds	—	—	(333.7)
Repayment of $25 million TNS private placements	—	—	(14.6)
Proceeds from issue of €750 million bonds	—	—	588.7
Proceeds from issue of $750 million bonds	—	—	460.1
	141.1	(33.8)	465.2

Cash and cash equivalents:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Cash at bank and in hand	1,206.9	1,064.7	1,967.0
Short-term bank deposits	146.1	143.3	545.7
Overdrafts[1]	(165.7)	(183.3)	(265.1)
	1,187.3	1,024.7	2,247.6

[1]	Bank overdrafts are included in cash and cash equivalents because they form an integral part of the Group’s cash management.

11.	Debt financing

The Group estimates that the fair value of corporate bonds is £4,611.9 million at 30 June 2015 (30 June 2014: £4,092.3 million; 31 December 2014: £4,944.8 million). The Group considers that the carrying amount of bank loans approximates their fair value.

Notes to the unaudited condensed consolidated interim financial statements (continued)

11.	Debt financing (continued)

The following table is an analysis of future anticipated cash flows in relation to the Group’s debt, on an undiscounted basis which, therefore, differs from the carrying value:

	30 June 2015	30 June 2014	31 December 2014
	£m	£m	£m
Within one year	(528.7)	(938.1)	(578.4)
Between one and two years	(550.0)	(750.1)	(748.4)
Between two and three years	(308.4)	(711.1)	(533.7)
Between three and four years	(129.2)	(89.4)	(125.7)
Between four and five years	(129.2)	(89.4)	(125.7)
Over five years	(4,682.5)	(2,832.6)	(4,192.3)
Debt financing (including interest) under the Revolving Credit Facility and in relation to unsecured loan notes	(6,328.0)	(5,410.7)	(6,304.2)
Short-term overdrafts – within one year	(165.7)	(183.3)	(265.1)
Future anticipated cash flows	(6,493.7)	(5,594.0)	(6,569.3)
Effect of discounting/financing rates	1,758.0	1,428.8	1,781.2
Debt financing	(4,735.7)	(4,165.2)	(4,788.1)

12.	Goodwill and acquisitions

Goodwill in relation to subsidiary undertakings increased by £77.9 million (30 June 2014: decreased by £7.1 million) in the period. This movement includes both goodwill arising on acquisitions completed in the period and adjustments to goodwill relating to acquisitions completed in prior years, net of the effect of currency translation.

The contribution to revenue and operating profit of acquisitions completed in the period was not material. There were no material acquisitions completed during the period or between 30 June 2015 and the date the interim financial statements were approved.

13.	Other intangible assets

The following are included in other intangibles:

	30 June 2015	30 June 2014	31 December 2014
	£m	£m	£m
Brands with an indefinite useful life	937.4	933.4	969.3
Acquired intangibles	674.3	635.0	596.9
Other (including capitalised computer software)	102.5	94.2	102.7
	1,714.2	1,662.6	1,668.9

Notes to the unaudited condensed consolidated interim financial statements (continued)

14.	Trade and other receivables

Amounts falling due within one year:

	30 June 2015	30 June 2014	31 December 2014
	£m	£m	£m
Trade receivables	6,109.2	5,897.9	6,337.6
VAT and sales taxes recoverable	122.3	122.1	116.0
Prepayments	369.5	297.1	222.1
Accrued income	2,805.2	2,482.4	2,401.5
Fair value of derivatives	1.2	10.7	11.4
Other debtors	577.6	512.4	441.4
	9,985.0	9,322.6	9,530.0

Amounts falling due after more than one year:

	30 June 2015	30 June 2014	31 December 2014
	£m	£m	£m
Prepayments	1.7	3.6	1.9
Accrued income	11.8	35.2	7.0
Other debtors	98.6	63.9	97.8
Fair value of derivatives	29.8	29.7	41.9
	141.9	132.4	148.6

The Group considers that the carrying amount of trade and other receivables approximates their fair value.

15.	Trade and other payables: amounts falling due within one year

	30 June 2015	30 June 2014	31 December 2014
	£m	£m	£m
Trade payables	7,764.4	7,003.4	7,846.3
Deferred income	1,017.4	947.8	990.4
Payments due to vendors (earnout agreements)	102.8	57.5	67.1
Liabilities in respect of put option agreements with vendors	43.0	74.5	27.7
Fair value of derivatives	0.8	25.4	75.0
Share purchases – close period commitments	—	76.0	78.8
Other creditors and accruals	2,431.4	2,308.7	2,698.7
	11,359.8	10,493.3	11,784.0

The Group considers that the carrying amount of trade and other payables approximates their fair value.

Notes to the unaudited condensed consolidated interim financial statements (continued)

16.	Trade and other payables: amounts falling due after more than one year

	30 June 2015	30 June 2014	31 December 2014
	£m	£m	£m
Payments due to vendors (earnout agreements)	321.8	203.4	244.3
Liabilities in respect of put option agreements with vendors	163.8	90.9	157.2
Fair value of derivatives	3.2	1.9	2.1
Other creditors and accruals	218.7	215.1	221.3
	707.5	511.3	624.9

The Group considers that the carrying amount of trade and other payables approximates their fair value.

The following table sets out payments due to vendors, comprising deferred consideration and the directors’ best estimates of future earnout-related obligations:

	30 June 2015	30 June 2014	31 December 2014
	£m	£m	£m
Within one year	102.8	57.5	67.1
Between 1 and 2 years	87.3	46.4	67.4
Between 2 and 3 years	68.8	61.1	65.1
Between 3 and 4 years	63.6	45.5	34.6
Between 4 and 5 years	67.7	30.9	51.9
Over 5 years	34.4	19.5	25.3
	424.6	260.9	311.4

The Group’s approach to payments due to vendors is outlined in note 21.

The following table sets out the movements of deferred and earnout related obligations during the period:

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
At the beginning of the period	311.4	193.5	193.5
Earnouts paid	(10.9)	(15.3)	(34.3)
New acquisitions	92.7	61.9	136.0
Revision of estimates taken to goodwill	19.5	28.4	26.4
Revaluation of payments due to vendors (note 5)	26.0	(1.9)	(13.2)
Exchange adjustments	(14.1)	(5.7)	3.0
At the end of the period	424.6	260.9	311.4

The Group does not consider there to be any material contingent liabilities as at 30 June 2015.

Notes to the unaudited condensed consolidated interim financial statements (continued)

17.	Issued share capital – movement in the period

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
Number of equity ordinary shares	m	m	m
At the beginning of the period	1,325.7	1,348.7	1,348.7
Exercise of share options	0.9	1.1	3.9
Treasury share cancellations	—	—	(26.9)
At the end of the period	1,326.6	1,349.8	1,325.7

18.	Related party transactions

From time to time the Group enters into transactions with its associate undertakings. These transactions were not material for any of the periods presented.

19.	Reconciliation of profit before interest and taxation to headline PBIT

	Six months ended 30 June 2015	Six months ended 30 June 2014	Year ended 31 December 2014
	£m	£m	£m
Profit before interest and taxation	804.9	559.8	1,569.2
Amortisation and impairment of acquired intangible assets	66.7	74.0	147.5
Goodwill impairment	—	—	16.9
Gains on disposal of investments and subsidiaries	(91.9)	(17.1)	(186.3)
Gains on remeasurement of equity interest on acquisition of controlling interest	(140.2)	(5.9)	(9.2)
Investment write-downs	—	—	7.3
Restructuring costs	21.2	9.1	127.6
Share of exceptional losses of associates	8.4	2.1	7.6
Headline PBIT	669.1	622.0	1,680.6
Net sales margin (Headline PBIT as a percentage of net sales)	13.3%	13.0%	16.7%

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Going concern and risk management policies

In considering going concern and liquidity risk, the directors have reviewed the Group’s future cash requirements and earnings projections. The directors believe these forecasts have been prepared on a prudent basis and have also considered the impact of a range of potential changes to trading performance. The directors have concluded that the Group should be able to operate within its current facilities and comply with its banking covenants for the foreseeable future and therefore believe it is appropriate to prepare the financial statements of the Group on a going concern basis.

At 30 June 2015, the Group has access to £6.0 billion of committed facilities with maturity dates spread over the years 2016 to 2043 as illustrated below:

	Maturity by year
		2016	2017	2018	2019	2020+
	£m	£m	£m	£m	£m	£m
US bond $500m (5.625% ’43)	318.0					318.0
US bond $300m (5.125% ’42)	190.8					190.8
Eurobonds €600m (1.625% ’30)	425.5					425.5
Eurobonds €750m (2.25% ’26)	531.9					531.9
US bond $750m (3.75% ’24)	476.9					476.9
Eurobonds €750m (3.0% ’23)	531.9					531.9
US bond $500m (3.625% ’22)	318.0					318.0
US bond $812m (4.75% ’21)	516.6					516.6
£ bonds £200m (6.375% ’20)	200.0					200.0
Bank revolver ($2,500m)	1,589.8					1,589.8
Eurobonds €252m (0.43% ’18)	178.7			178.7
£ bonds £400m (6.0% ’17)	400.0		400.0
Eurobonds €498m (6.625% ’16)	353.3	353.3
Total committed facilities available	6,031.4	353.3	400.0	178.7	—	5,099.4
Drawn down facilities at 30 June 2015	4,639.3	353.3	400.0	178.7	—	3,707.3
Undrawn committed credit facilities	1,392.1

Given the strong cash generation of the business, its debt maturity profile and available facilities, the directors believe the Group has sufficient liquidity to match its requirements for the foreseeable future.

Treasury management

The Group’s treasury activities are principally concerned with monitoring of working capital, managing external and internal funding requirements and monitoring and managing financial market risks, in particular risks from movements in interest and foreign exchange rates.

The Group’s risk management policies relating to foreign currency risk, interest rate risk, liquidity risk, capital risk and credit risk are presented in the notes to the consolidated financial statements of the 2014 Annual Report on Form 20-F and in the opinion of the Board remain relevant for the remaining six months of the year.

21.	Financial instruments

The fair values of financial assets and liabilities are based on quoted market prices where available. Where the market value is not available, the Group has estimated relevant fair values on the basis of publicly available information from outside sources or on the basis of discounted cash flow models where appropriate.

Notes to the unaudited condensed consolidated interim financial statements (continued)

21.	Financial instruments (continued)

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into levels 1 to 3 based on the degree to which the fair value is observable:

Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 fair value measurements are those derived from inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices);

Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	Level 1	Level 2	Level 3
	£m	£m	£m
Derivatives in designated hedge relationships
Derivative assets	—	29.8	—
Derivative liabilities	—	(3.2)	—
Held for trading
Derivative assets	—	1.2	—
Derivative liabilities	—	(0.8)	—
Payments due to vendors (earnout agreements) (note 16)	—	—	(424.6)
Liabilities in respect of put options	—	—	(206.8)
Available for sale
Other investments	362.5	—	558.4
30 June 2015	362.5	27.0	(73.0)

Reconciliation of level 3 fair value measurements1:

	Liabilities in respect of put options	Other investments
	£m	£m
1 January 2015	(184.9)	534.4
Losses recognised in the income statement	(5.8)	—
Losses recognised in other comprehensive income	—	(5.1)
Exchange adjustments	16.4	(16.1)
Additions	(34.2)	49.0
Disposals	—	(3.8)
Settlements	1.7	—
30 June 2015	(206.8)	558.4

[1]	Payments due to vendors (earnout agreements) are reconciled in note 16.

Payments due to vendors and liabilities in respect of put options

Future anticipated payments due to vendors in respect of contingent consideration (earnout agreements) are recorded at fair value, which is the present value of the expected cash outflows of the obligations. Liabilities in respect of put option agreements are initially recorded at the present value of the redemption amount in

Notes to the unaudited condensed consolidated interim financial statements (continued)

21.	Financial instruments (continued)

accordance with IAS 32 and subsequently measured at fair value in accordance with IAS 39. Both types of obligations are dependent on the future financial performance of the entity and it is assumed that future profits are in line with directors’ estimates. The directors derive their estimates from internal business plans together with financial due diligence performed in connection with the acquisition. At 30 June 2015, the weighted average growth rate in estimating future financial performance was 20.1%, which reflects the prevalence of recent acquisitions in the faster growing markets and new media sectors. The risk adjusted discount rate applied to these obligations at 30 June 2015 was 1.8%.

A one percentage point increase or decrease in the growth rate in estimated future financial performance would increase or decrease the combined liabilities due to earnout agreements and put options by approximately £8.7 million and £13.1 million, respectively. A 0.5 percentage point increase or decrease in the risk adjusted discount rate would decrease or increase the combined liabilities by approximately £8.6 million and £8.9 million, respectively. An increase in the liability would result in a loss in the revaluation of financial instruments (note 5), while a decrease would result in a gain.

Other investments

Other investments included in level 1 are based on quoted market prices. Other investments included in level 3 are unlisted securities, where market value is not readily available. The Group has estimated relevant fair values on the basis of publicly available information from outside sources or on the basis of discounted cash flow models where appropriate. The sensitivity to changes in unobservable inputs is specific to each individual investment.

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors

WPP Finance 2010 has in issue $500 million of 3.625% bonds due September 2022, $300 million of 5.125% bonds due September 2042 and $812 million of 4.75% bonds due November 2021 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited as subsidiary guarantors.

The issuer and guarantors of the bonds (issuers and subsidiary guarantors are 100% owned by WPP plc) are each subject to the reporting requirements under section 15(d) of the Securities Exchange Act of 1934. In accordance with SEC Regulation S-X Rule 3-10, condensed consolidating financial information containing financial information for WPP Finance 2010 and the guarantors is presented beginning on page 22. Condensed consolidating financial information is prepared in accordance with IFRS as issued by the IASB, except to the extent that, in the parent company, subsidiary issuer and subsidiary guarantors columns investments in subsidiaries are accounted for under the equity method of accounting. Under the equity method, earnings of subsidiaries are reflected as “share of results of subsidiaries” in the income statement and as “investment in subsidiaries” in the balance sheet, as required by the SEC.

In the event that WPP Finance 2010 fails to pay the holders of the securities, thereby requiring WPP plc, WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited or WPP Jubilee Limited to make payment pursuant to the terms of their full and unconditional, and joint and several guarantee of those securities, there is no impediment to WPP plc, WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited or WPP Jubilee Limited in obtaining reimbursement for any such payments from WPP Finance 2010.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating income statement information

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	5,839.4	—	5,839.4
Direct costs	—	—	—	(798.7)	—	(798.7)
Net sales	—	—	—	5,040.7	—	5,040.7
Operating costs	10.8	151.9	(0.1)	(4,414.4)	—	(4,251.8)
Operating profit/(loss)	10.8	151.9	(0.1)	626.3	—	788.9
Share of results of subsidiaries	652.4	549.3	—	—	(1,201.7)	—
Share of results of associates	—	—	—	16.0	—	16.0
Profit/(loss) before interest and taxation	663.2	701.2	(0.1)	642.3	(1,201.7)	804.9
Finance income	1.1	10.7	44.2	75.6	(93.5)	38.1
Finance costs	(94.0)	(62.6)	(43.8)	(4.6)	93.5	(111.5)
Revaluation of financial instruments	(4.1)	—	—	(17.7)	—	(21.8)
Profit before taxation	566.2	649.3	0.3	695.6	(1,201.7)	709.7
Taxation	—	3.1	—	(111.7)	—	(108.6)
Profit for the period	566.2	652.4	0.3	583.9	(1,201.7)	601.1

Attributable to:
Equity holders of the parent	566.2	652.4	0.3	549.0	(1,201.7)	566.2
Non-controlling interests	—	—	—	34.9	—	34.9
	566.2	652.4	0.3	583.9	(1,201.7)	601.1

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	5,468.7	—	5,468.7
Direct costs	—	—	—	(677.0)	—	(677.0)
Net sales	—	—	—	4,791.7	—	4,791.7
Operating costs	9.0	51.6	—	(4,321.2)	—	(4,260.6)
Operating profit	9.0	51.6	—	470.5	—	531.1
Share of results of subsidiaries	383.0	345.0	—	—	(728.0)	—
Share of results of associates	—	—	—	28.7	—	28.7
Profit before interest and taxation	392.0	396.6	—	499.2	(728.0)	559.8
Finance income	1.1	14.7	22.8	72.6	(68.2)	43.0
Finance costs	(42.0)	(72.7)	(30.8)	(56.1)	68.2	(133.4)
Revaluation of financial instruments	13.7	41.4	—	(33.4)	—	21.7
Profit/(loss) before taxation	364.8	380.0	(8.0)	482.3	(728.0)	491.1
Taxation	—	3.0	—	(97.9)	—	(94.9)
Profit/(loss) for the period	364.8	383.0	(8.0)	384.4	(728.0)	396.2

Attributable to:
Equity holders of the parent	364.8	383.0	(8.0)	353.0	(728.0)	364.8
Non-controlling interests	—	—	—	31.4	—	31.4
	364.8	383.0	(8.0)	384.4	(728.0)	396.2

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating income statement information (continued)

For the year ended 31 December 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	11,528.9	—	11,528.9
Direct costs	—	—	—	(1,464.1)	—	(1,464.1)
Net sales	—	—	—	10,064.8	—	10,064.8
Operating costs	9.9	(161.9)	(0.1)	(8,405.4)	—	(8,557.5)
Operating profit/(loss)	9.9	(161.9)	(0.1)	1,659.4	—	1,507.3
Share of results of subsidiaries	1,140.1	1,367.6	—	—	(2,507.7)	—
Share of results of associates	—	—	—	61.9	—	61.9
Profit/(loss) before interest and taxation	1,150.0	1,205.7	(0.1)	1,721.3	(2,507.7)	1,569.2
Finance income	2.4	27.5	52.7	146.6	(134.5)	94.7
Finance costs	(94.2)	(139.0)	(67.5)	(96.5)	134.5	(262.7)
Revaluation of financial instruments	19.0	41.4	—	(9.7)	—	50.7
Profit/(loss) before taxation	1,077.2	1,135.6	(14.9)	1,761.7	(2,507.7)	1,451.9
Taxation	—	4.5	4.1	(309.0)	—	(300.4)
Profit/(loss) for the year	1,077.2	1,140.1	(10.8)	1,452.7	(2,507.7)	1,151.5

Attributable to:
Equity holders of the parent	1,077.2	1,140.1	(10.8)	1,378.4	(2,507.7)	1,077.2
Non-controlling interests	—	—	—	74.3	—	74.3
	1,077.2	1,140.1	(10.8)	1,452.7	(2,507.7)	1,151.5

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating statement of comprehensive income

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit for the period	566.2	652.4	0.3	583.9	(1,201.7)	601.1
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(307.1)	(307.1)	0.1	(316.1)	614.2	(316.0)
Loss on revaluation of available for sale investments	(2.1)	(2.1)	—	(2.1)	4.2	(2.1)
	(309.2)	(309.2)	0.1	(318.2)	618.4	(318.1)
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—
	—	—	—	—	—	—
Other comprehensive (loss)/income relating to the period	(309.2)	(309.2)	0.1	(318.2)	618.4	(318.1)
Total comprehensive income relating to the period	257.0	343.2	0.4	265.7	(583.3)	283.0

Attributable to:
Equity holders of the parent	257.0	343.2	0.4	239.7	(583.3)	257.0
Non-controlling interests	—	—	—	26.0	—	26.0
	257.0	343.2	0.4	265.7	(583.3)	283.0

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the period	364.8	383.0	(8.0)	384.4	(728.0)	396.2
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(306.3)	(302.0)	0.4	(283.4)	576.3	(315.0)
Gain on revaluation of available for sale investments	46.1	46.1	—	46.1	(92.2)	46.1
	(260.2)	(255.9)	0.4	(237.3)	484.1	(268.9)
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—
	—	—	—	—	—	—
Other comprehensive (loss)/income relating to the period	(260.2)	(255.9)	0.4	(237.3)	484.1	(268.9)
Total comprehensive income/(loss) relating to the period	104.6	127.1	(7.6)	147.1	(243.9)	127.3

Attributable to:
Equity holders of the parent	104.6	127.1	(7.6)	124.4	(243.9)	104.6
Non-controlling interests	—	—	—	22.7	—	22.7
	104.6	127.1	(7.6)	147.1	(243.9)	127.3

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating statement of comprehensive income (continued)

For the year ended 31 December 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the year	1,077.2	1,140.1	(10.8)	1,452.7	(2,507.7)	1,151.5
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(224.3)	(220.0)	(1.0)	(188.3)	412.4	(221.2)
Gain on revaluation of available for sale investments	64.6	64.6	—	64.6	(129.2)	64.6
	(159.7)	(155.4)	(1.0)	(123.7)	283.2	(156.6)
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	(86.6)	(86.6)	—	(86.6)	173.2	(86.6)
Deferred tax on defined benefit pension plans	62.1	62.1	—	62.1	(124.2)	62.1
	(24.5)	(24.5)	—	(24.5)	49.0	(24.5)
Other comprehensive loss for the year	(184.2)	(179.9)	(1.0)	(148.2)	332.2	(181.1)
Total comprehensive income/(loss) for the year	893.0	960.2	(11.8)	1,304.5	(2,175.5)	970.4

Attributable to:
Equity holders of the parent	893.0	960.2	(11.8)	1,227.1	(2,175.5)	893.0
Non-controlling interests	—	—	—	77.4	—	77.4
	893.0	960.2	(11.8)	1,304.5	(2,175.5)	970.4

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating cash flow statement information

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash (outflow)/inflow from operating activities	903.2	(1,636.9)	27.2	525.8	—	(180.7)
Investing activities
Acquisitions and disposals	—	—	—	(459.3)	—	(459.3)
Purchase of property, plant and equipment	—	(0.6)	—	(72.5)	—	(73.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(17.0)	—	(17.0)
Proceeds on disposal of property, plant and equipment	—	—	—	11.2	—	11.2
Net cash outflow from investing activities	—	(0.6)	—	(537.6)	—	(538.2)
Financing activities
Share option proceeds	5.4	—	—	—	—	5.4
Cash consideration for non-controlling interests	—	—	—	(7.9)	—	(7.9)
Share repurchases and buybacks	(345.7)	—	—	(59.7)	—	(405.4)
Net increase/(decrease) in borrowings	(13.7)	—	—	154.8	—	141.1
Financing and share issue costs	—	—	—	(9.0)	—	(9.0)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(25.7)	—	(25.7)
Net cash (outflow)/inflow from financing activities	(354.0)	—	—	52.5	—	(301.5)
Net (decrease)/ increase in cash and cash equivalents	549.2	(1,637.5)	27.2	40.7	—	(1,020.4)
Translation differences	3.9	37.0	0.7	(81.5)	—	(39.9)
Cash and cash equivalents at beginning of period	(982.6)	(1,794.0)	(58.6)	5,082.8	—	2,247.6
Cash and cash equivalents at end of period	(429.5)	(3,394.5)	(30.7)	5,042.0	—	1,187.3

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash (outflow)/inflow from operating activities	(68.6)	250.2	(18.8)	(180.1)	—	(17.3)
Investing activities
Acquisitions and disposals	—	(0.2)	—	(219.5)	—	(219.7)
Purchase of property, plant and equipment	—	(1.0)	—	(79.1)	—	(80.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(15.3)	—	(15.3)
Proceeds on disposal of property, plant and equipment	—	—	—	1.1	—	1.1
Net cash outflow from investing activities	—	(1.2)	—	(312.8)	—	(314.0)
Financing activities
Share option proceeds	6.8	—	—	—	—	6.8
Cash consideration for non-controlling interests	—	—	—	(1.8)	—	(1.8)
Share repurchases and buybacks	(316.2)	—	—	(74.0)	—	(390.2)
Net decrease in borrowings	—	(18.3)	—	(15.5)	—	(33.8)
Financing and share issue costs	—	—	(0.2)	—	—	(0.2)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(21.7)	—	(21.7)
Net cash outflow from financing activities	(309.4)	(18.3)	(0.2)	(113.0)	—	(440.9)
Net (decrease)/increase in cash and cash equivalents	(378.0)	230.7	(19.0)	(605.9)	—	(772.2)
Translation differences	19.3	(3.6)	(9.1)	(92.9)	—	(86.3)
Cash and cash equivalents at beginning of period	(1,518.8)	(1,587.7)	286.9	4,702.8	—	1,883.2
Cash and cash equivalents at end of period	(1,877.5)	(1,360.6)	258.8	4,004.0	—	1,024.7

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating cash flow statement information (continued)

For the year ended 31 December 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	1,370.0	(229.8)	(832.3)	1,395.8	—	1,703.7
Investing activities
Acquisitions and disposals	—	(0.3)	—	(488.8)	—	(489.1)
Purchase of property, plant and equipment	—	(4.0)	—	(173.9)	—	(177.9)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(36.5)	—	(36.5)
Proceeds on disposal of property, plant and equipment	—	—	—	5.9	—	5.9
Net cash outflow from investing activities	—	(4.3)	—	(693.3)	—	(697.6)
Financing activities
Share option proceeds	25.0	—	—	—	—	25.0
Cash consideration for non-controlling interests	—	—	—	(5.6)	—	(5.6)
Share repurchases and buybacks	(412.5)	—	—	(98.3)	—	(510.8)
Net increase/(decrease) in borrowings	—	(18.3)	460.1	23.4	—	465.2
Financing and share issue costs	—	(3.5)	(12.6)	(11.4)	—	(27.5)
Equity dividends paid	(460.0)	—	—	—	—	(460.0)
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(57.7)	—	(57.7)
Net cash (outflow)/inflow from financing activities	(847.5)	(21.8)	447.5	(149.6)	—	(571.4)
Net increase/(decrease) in cash and cash equivalents	522.5	(255.9)	(384.8)	552.9	—	434.7
Translation differences	13.7	49.6	39.3	(172.9)	—	(70.3)
Cash and cash equivalents at beginning of year	(1,518.8)	(1,587.7)	286.9	4,702.8	—	1,883.2
Cash and cash equivalents at end of year	(982.6)	(1,794.0)	(58.6)	5,082.8	—	2,247.6

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information

At 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	10,057.3	—	10,057.3
Other	—	—	—	1,714.2	—	1,714.2
Property, plant and equipment	—	12.8	—	718.3	—	731.1
Investment in subsidiaries	9,910.4	19,232.6	—	—	(29,143.0)	—
Interests in associates and joint ventures	—	—	—	694.3	—	694.3
Other investments	—	—	—	920.9	—	920.9
Deferred tax assets	—	—	—	248.3	—	248.3
Trade and other receivables	17.8	—	—	124.1	—	141.9
Intercompany receivables	—	1,558.9	1,787.4	5,367.2	(8,713.5)	—
	9,928.2	20,804.3	1,787.4	19,844.6	(37,856.5)	14,508.0
Current assets
Inventory and work in progress	—	—	—	321.7	—	321.7
Corporate income tax recoverable	—	—	—	168.1	—	168.1
Trade and other receivables	0.5	256.8	0.1	9,727.6	—	9,985.0
Intercompany receivables	1,655.5	350.4	31.0	885.8	(2,922.7)	—
Cash and short-term deposits	0.2	283.8	—	5,207.7	(4,138.7)	1,353.0
	1,656.2	891.0	31.1	16,310.9	(7,061.4)	11,827.8
Current liabilities
Trade and other payables	(13.6)	(36.2)	(16.9)	(11,293.1)	—	(11,359.8)
Intercompany payables	(703.8)	(1,877.8)	—	(341.1)	2,922.7	—
Corporate income tax payable	—	—	—	(38.3)	—	(38.3)
Bank overdrafts and loans	(782.7)	(3,678.3)	(30.7)	(165.7)	4,138.7	(518.7)
	(1,500.1)	(5,592.3)	(47.6)	(11,838.2)	7,061.4	(11,916.8)
Net current (liabilities)/assets	156.1	(4,701.3)	(16.5)	4,472.7	—	(89.0)
Total assets less current liabilities	10,084.3	16,103.0	1,770.9	24,317.3	(37,856.5)	14,419.0

Non-current liabilities
Bonds and bank loans	(415.8)	—	(1,788.0)	(2,013.2)	—	(4,217.0)
Trade and other payables	—	—	—	(707.5)	—	(707.5)
Intercompany payables	(2,201.0)	(6,192.6)	—	(319.9)	8,713.5	—
Corporate income tax payable	—	—	—	(533.6)	—	(533.6)
Deferred tax liabilities	—	—	—	(696.8)	—	(696.8)
Provisions for post-employment benefits	—	—	—	(283.3)	—	(283.3)
Provisions for liabilities and charges	—	—	—	(173.2)	—	(173.2)
	(2,616.8)	(6,192.6)	(1,788.0)	(4,727.5)	8,713.5	(6,611.4)
Net assets/(liabilities)	7,467.5	9,910.4	(17.1)	19,589.8	(29,143.0)	7,807.6

Attributable to:
Equity share owners’ funds	7,467.5	9,910.4	(17.1)	19,249.7	(29,143.0)	7,467.5
Non-controlling interests	—	—	—	340.1	—	340.1
Total equity	7,467.5	9,910.4	(17.1)	19,589.8	(29,143.0)	7,807.6

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information (continued)

At 30 June 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	9,465.7	—	9,465.7
Other	—	—	—	1,662.6	—	1,662.6
Property, plant and equipment	—	12.3	—	730.4	—	742.7
Investment in subsidiaries	8,755.0	14,127.6	—	—	(22,882.6)	—
Interests in associates and joint ventures	—	—	—	755.0	—	755.0
Other investments	—	—	—	331.2	—	331.2
Deferred tax assets	—	—	—	109.7	—	109.7
Trade and other receivables	23.0	—	—	109.4	—	132.4
Intercompany receivables	—	20.0	933.2	1,319.8	(2,273.0)	—
	8,778.0	14,159.9	933.2	14,483.8	(25,155.6)	13,199.3
Current assets
Inventory and work in progress	—	—	—	324.9	—	324.9
Corporate income tax recoverable	—	—	—	137.9	—	137.9
Trade and other receivables	0.4	223.0	0.1	9,099.1	—	9,322.6
Intercompany receivables	1,603.8	590.2	19.9	1,285.0	(3,498.9)	—
Cash and short-term deposits	—	2,168.3	258.8	4,187.3	(5,406.4)	1,208.0
	1,604.2	2,981.5	278.8	15,034.2	(8,905.3)	10,993.4
Current liabilities
Trade and other payables	(91.6)	(28.7)	(10.8)	(10,362.2)	—	(10,493.3)
Intercompany payables	(146.5)	(2,758.4)	—	(594.0)	3,498.9	—
Corporate income tax payable	—	—	—	(55.7)	—	(55.7)
Bank overdrafts and loans	(1,877.5)	(3,528.9)	—	(952.5)	5,406.4	(952.5)
	(2,115.6)	(6,316.0)	(10.8)	(11,964.4)	8,905.3	(11,501.5)
Net current (liabilities)/assets	(511.4)	(3,334.5)	268.0	3,069.8	—	(508.1)
Total assets less current liabilities	8,266.6	10,825.4	1,201.2	17,553.6	(25,155.6)	12,691.2

Non-current liabilities
Bonds and bank loans	(1,020.1)	—	(1,214.5)	(978.1)	—	(3,212.7)
Trade and other payables	—	—	—	(511.3)	—	(511.3)
Intercompany payables	—	(2,070.4)	—	(202.6)	2,273.0	—
Corporate income tax payable	—	—	—	(389.9)	—	(389.9)
Deferred tax liabilities	—	—	—	(643.8)	—	(643.8)
Provisions for post-employment benefits	—	—	—	(238.9)	—	(238.9)
Provisions for liabilities and charges	—	—	—	(147.5)	—	(147.5)
	(1,020.1)	(2,070.4)	(1,214.5)	(3,112.1)	2,273.0	(5,144.1)
Net assets/(liabilities)	7,246.5	8,755.0	(13.3)	14,441.5	(22,882.6)	7,547.1

Attributable to:
Equity share owners’ funds	7,246.5	8,755.0	(13.3)	14,140.9	(22,882.6)	7,246.5
Non-controlling interests	—	—	—	300.6	—	300.6
Total equity	7,246.5	8,755.0	(13.3)	14,441.5	(22,882.6)	7,547.1

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Air 1, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited, and WPP Jubilee Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information (continued)

At 31 December 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	9,979.4	—	9,979.4
Other	—	—	—	1,668.9	—	1,668.9
Property, plant and equipment	—	13.6	—	758.9	—	772.5
Investment in subsidiaries	9,599.4	15,228.5	—	—	(24,827.9)	—
Interests in associates and joint ventures	—	—	—	759.9	—	759.9
Other investments	—	—	—	669.2	—	669.2
Deferred tax assets	—	—	—	239.7	—	239.7
Trade and other receivables	27.7	—	—	120.9	—	148.6
Intercompany receivables	—	132.8	1,804.0	1,751.8	(3,688.6)	—
	9,627.1	15,374.9	1,804.0	15,948.7	(28,516.5)	14,238.2
Current assets
Inventory and work in progress	—	—	—	327.3	—	327.3
Corporate income tax recoverable	—	—	—	145.6	—	145.6
Trade and other receivables	0.5	236.1	0.1	9,293.3	—	9,530.0
Intercompany receivables	1,612.1	352.7	57.2	1,129.5	(3,151.5)	—
Cash and short-term deposits	429.3	1,665.9	—	5,347.9	(4,930.4)	2,512.7
	2,041.9	2,254.7	57.3	16,243.6	(8,081.9)	12,515.6
Current liabilities
Trade and other payables	(125.0)	(59.5)	(17.0)	(11,582.5)	—	(11,784.0)
Intercompany payables	(888.0)	(1,897.4)	(0.1)	(366.0)	3,151.5	—
Corporate income tax payable	—	—	—	(158.6)	—	(158.6)
Bank overdrafts and loans	(1,411.9)	(3,459.9)	(58.6)	(653.2)	4,930.4	(653.2)
	(2,424.9)	(5,416.8)	(75.7)	(12,760.3)	8,081.9	(12,595.8)
Net current (liabilities)/assets	(383.0)	(3,162.1)	(18.4)	3,483.3	—	(80.2)
Total assets less current liabilities	9,244.1	12,212.8	1,785.6	19,432.0	(28,516.5)	14,158.0

Non-current liabilities
Bonds and bank loans	(1,002.1)	—	(1,803.2)	(1,329.6)	—	(4,134.9)
Trade and other payables	—	—	—	(624.9)	—	(624.9)
Intercompany payables	(741.9)	(2,613.4)	—	(333.3)	3,688.6	—
Corporate income tax payable	—	—	—	(441.2)	—	(441.2)
Deferred tax liabilities	—	—	—	(667.6)	—	(667.6)
Provisions for post-employment benefits	—	—	—	(296.2)	—	(296.2)
Provisions for liabilities and charges	—	—	—	(166.4)	—	(166.4)
	(1,744.0)	(2,613.4)	(1,803.2)	(3,859.2)	3,688.6	(6,331.2)
Net assets/(liabilities)	7,500.1	9,599.4	(17.6)	15,572.8	(24,827.9)	7,826.8

Attributable to:
Equity share owners’ funds	7,500.1	9,599.4	(17.6)	15,246.1	(24,827.9)	7,500.1
Non-controlling interests	—	—	—	326.7	—	326.7
Total equity	7,500.1	9,599.4	(17.6)	15,572.8	(24,827.9)	7,826.8

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors

WPP Finance 2010 has in issue $750 million of 3.750% bonds due September 2024 and $500 million of 5.625% bonds due November 2043, with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors.

The issuer and guarantors of the bonds (issuer and subsidiary guarantors are 100% owned by WPP plc) are each subject to the reporting requirements under section 15(d) of the Securities Exchange Act of 1934. In accordance with SEC Regulation S-X Rule 3-10, condensed consolidating financial information containing financial information for WPP Finance 2010 and the guarantors is presented beginning on page 32. Condensed consolidating financial information is prepared in accordance with IFRS as issued by the IASB, except to the extent that, in the parent company, subsidiary issuer and subsidiary guarantors columns investments in subsidiaries are accounted for under the equity method of accounting. Under the equity method, earnings of subsidiaries are reflected as “share of results of subsidiaries” in the income statement and as “investment in subsidiaries” in the balance sheet, as required by the SEC.

In the event that WPP Finance 2010 fails to pay the holders of the securities, thereby requiring WPP plc, WPP Jubilee Limited and WPP 2005 Limited to make payment pursuant to the terms of their full and unconditional, and joint and several guarantee of those securities, there is no impediment to WPP plc, WPP Jubilee Limited and WPP 2005 Limited in obtaining reimbursement for any such payments from WPP Finance 2010.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating income statement information

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	5,839.4	—	5,839.4
Direct costs	—	—	—	(798.7)	—	(798.7)
Net sales	—	—	—	5,040.7	—	5,040.7
Operating costs	10.8	151.9	(0.1)	(4,414.4)	—	(4,251.8)
Operating profit/(loss)	10.8	151.9	(0.1)	626.3	—	788.9
Share of results of subsidiaries	652.4	549.3	—	—	(1,201.7)	—
Share of results of associates	—	—	—	16.0	—	16.0
Profit/(loss) before interest and taxation	663.2	701.2	(0.1)	642.3	(1,201.7)	804.9
Finance income	1.1	10.7	44.2	75.6	(93.5)	38.1
Finance costs	(94.0)	(62.6)	(43.8)	(4.6)	93.5	(111.5)
Revaluation of financial instruments	(4.1)	—	—	(17.7)	—	(21.8)
Profit before taxation	566.2	649.3	0.3	695.6	(1,201.7)	709.7
Taxation	—	3.1	—	(111.7)	—	(108.6)
Profit for the period	566.2	652.4	0.3	583.9	(1,201.7)	601.1

Attributable to:
Equity holders of the parent	566.2	652.4	0.3	549.0	(1,201.7)	566.2
Non-controlling interests	—	—	—	34.9	—	34.9
	566.2	652.4	0.3	583.9	(1,201.7)	601.1

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	5,468.7	—	5,468.7
Direct costs	—	—	—	(677.0)	—	(677.0)
Net sales	—	—	—	4,791.7	—	4,791.7
Operating costs	9.0	51.6	—	(4,321.2)	—	(4,260.6)
Operating profit	9.0	51.6	—	470.5	—	531.1
Share of results of subsidiaries	383.0	345.0	—	—	(728.0)	—
Share of results of associates	—	—	—	28.7	—	28.7
Profit before interest and taxation	392.0	396.6	—	499.2	(728.0)	559.8
Finance income	1.1	14.7	22.8	72.6	(68.2)	43.0
Finance costs	(42.0)	(72.7)	(30.8)	(56.1)	68.2	(133.4)
Revaluation of financial instruments	13.7	41.4	—	(33.4)	—	21.7
Profit/(loss) before taxation	364.8	380.0	(8.0)	482.3	(728.0)	491.1
Taxation	—	3.0	—	(97.9)	—	(94.9)
Profit/(loss) for the period	364.8	383.0	(8.0)	384.4	(728.0)	396.2

Attributable to:
Equity holders of the parent	364.8	383.0	(8.0)	353.0	(728.0)	364.8
Non-controlling interests	—	—	—	31.4	—	31.4
	364.8	383.0	(8.0)	384.4	(728.0)	396.2

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating income statement information (continued)

For the year ended 31 December 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	11,528.9	—	11,528.9
Direct costs	—	—	—	(1,464.1)	—	(1,464.1)
Net sales	—	—	—	10,064.8	—	10,064.8
Operating costs	9.9	(161.9)	(0.1)	(8,405.4)	—	(8,557.5)
Operating profit/(loss)	9.9	(161.9)	(0.1)	1,659.4	—	1,507.3
Share of results of subsidiaries	1,140.1	1,367.6	—	—	(2,507.7)	—
Share of results of associates	—	—	—	61.9	—	61.9
Profit/(loss) before interest and taxation	1,150.0	1,205.7	(0.1)	1,721.3	(2,507.7)	1,569.2
Finance income	2.4	27.5	52.7	146.6	(134.5)	94.7
Finance costs	(94.2)	(139.0)	(67.5)	(96.5)	134.5	(262.7)
Revaluation of financial instruments	19.0	41.4	—	(9.7)	—	50.7
Profit/(loss) before taxation	1,077.2	1,135.6	(14.9)	1,761.7	(2,507.7)	1,451.9
Taxation	—	4.5	4.1	(309.0)	—	(300.4)
Profit/(loss) for the year	1,077.2	1,140.1	(10.8)	1,452.7	(2,507.7)	1,151.5

Attributable to:
Equity holders of the parent	1,077.2	1,140.1	(10.8)	1,378.4	(2,507.7)	1,077.2
Non-controlling interests	—	—	—	74.3	—	74.3
	1,077.2	1,140.1	(10.8)	1,452.7	(2,507.7)	1,151.5

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating statement of comprehensive income

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit for the period	566.2	652.4	0.3	583.9	(1,201.7)	601.1
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(307.1)	(307.1)	0.1	(316.1)	614.2	(316.0)
Loss on revaluation of available for sale investments	(2.1)	(2.1)	—	(2.1)	4.2	(2.1)
	(309.2)	(309.2)	0.1	(318.2)	618.4	(318.1)
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—
	—	—	—	—	—	—
Other comprehensive (loss)/income relating to the period	(309.2)	(309.2)	0.1	(318.2)	618.4	(318.1)
Total comprehensive income relating to the period	257.0	343.2	0.4	265.7	(583.3)	283.0

Attributable to:
Equity holders of the parent	257.0	343.2	0.4	239.7	(583.3)	257.0
Non-controlling interests	—	—	—	26.0	—	26.0
	257.0	343.2	0.4	265.7	(583.3)	283.0

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the period	364.8	383.0	(8.0)	384.4	(728.0)	396.2
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(306.3)	(302.0)	0.4	(283.4)	576.3	(315.0)
Gain on revaluation of available for sale investments	46.1	46.1	—	46.1	(92.2)	46.1
	(260.2)	(255.9)	0.4	(237.3)	484.1	(268.9)
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—
	—	—	—	—	—	—
Other comprehensive (loss)/income relating to the period	(260.2)	(255.9)	0.4	(237.3)	484.1	(268.9)
Total comprehensive income/(loss) relating to the period	104.6	127.1	(7.6)	147.1	(243.9)	127.3

Attributable to:
Equity holders of the parent	104.6	127.1	(7.6)	124.4	(243.9)	104.6
Non-controlling interests	—	—	—	22.7	—	22.7
	104.6	127.1	(7.6)	147.1	(243.9)	127.3

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating statement of comprehensive income (continued)

For the year ended 31 December 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the year	1,077.2	1,140.1	(10.8)	1,452.7	(2,507.7)	1,151.5
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(224.3)	(220.0)	(1.0)	(188.3)	412.4	(221.2)
Gain on revaluation of available for sale investments	64.6	64.6	—	64.6	(129.2)	64.6
	(159.7)	(155.4)	(1.0)	(123.7)	283.2	(156.6)
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	(86.6)	(86.6)	—	(86.6)	173.2	(86.6)
Deferred tax on defined benefit pension plans	62.1	62.1	—	62.1	(124.2)	62.1
	(24.5)	(24.5)	—	(24.5)	49.0	(24.5)
Other comprehensive loss for the year	(184.2)	(179.9)	(1.0)	(148.2)	332.2	(181.1)
Total comprehensive income/(loss) for the year	893.0	960.2	(11.8)	1,304.5	(2,175.5)	970.4

Attributable to:
Equity holders of the parent	893.0	960.2	(11.8)	1,227.1	(2,175.5)	893.0
Non-controlling interests	—	—	—	77.4	—	77.4
	893.0	960.2	(11.8)	1,304.5	(2,175.5)	970.4

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating cash flow statement information

For the six months ended 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash (outflow)/inflow from operating activities	903.2	(1,636.9)	27.2	525.8	—	(180.7)
Investing activities
Acquisitions and disposals	—	—	—	(459.3)	—	(459.3)
Purchase of property, plant and equipment	—	(0.6)	—	(72.5)	—	(73.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(17.0)	—	(17.0)
Proceeds on disposal of property, plant and equipment	—	—	—	11.2	—	11.2
Net cash outflow from investing activities	—	(0.6)	—	(537.6)	—	(538.2)
Financing activities
Share option proceeds	5.4	—	—	—	—	5.4
Cash consideration for non-controlling interests	—	—	—	(7.9)	—	(7.9)
Share repurchases and buybacks	(345.7)	—	—	(59.7)	—	(405.4)
Net increase/(decrease) in borrowings	(13.7)	—	—	154.8	—	141.1
Financing and share issue costs	—	—	—	(9.0)	—	(9.0)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(25.7)	—	(25.7)
Net cash (outflow)/inflow from financing activities	(354.0)	—	—	52.5	—	(301.5)
Net (decrease)/increase in cash and cash equivalents	549.2	(1,637.5)	27.2	40.7	—	(1,020.4)
Translation differences	3.9	37.0	0.7	(81.5)	—	(39.9)
Cash and cash equivalents at beginning of period	(982.6)	(1,797.7)	(58.6)	5,086.5	—	2,247.6
Cash and cash equivalents at end of period	(429.5)	(3,398.2)	(30.7)	5,045.7	—	1,187.3

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash (outflow)/inflow from operating activities	(68.6)	250.2	(18.8)	(180.1)	—	(17.3)
Investing activities
Acquisitions and disposals	—	(0.2)	—	(219.5)	—	(219.7)
Purchase of property, plant and equipment	—	(1.0)	—	(79.1)	—	(80.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(15.3)	—	(15.3)
Proceeds on disposal of property, plant and equipment	—	—	—	1.1	—	1.1
Net cash outflow from investing activities	—	(1.2)	—	(312.8)	—	(314.0)
Financing activities
Share option proceeds	6.8	—	—	—	—	6.8
Cash consideration for non-controlling interests	—	—	—	(1.8)	—	(1.8)
Share repurchases and buybacks	(316.2)	—	—	(74.0)	—	(390.2)
Net decrease in borrowings	—	(18.3)	—	(15.5)	—	(33.8)
Financing and share issue costs	—	—	(0.2)	—	—	(0.2)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(21.7)	—	(21.7)
Net cash outflow from financing activities	(309.4)	(18.3)	(0.2)	(113.0)	—	(440.9)
Net (decrease)/increase in cash and cash equivalents	(378.0)	230.7	(19.0)	(605.9)	—	(772.2)
Translation differences	19.3	(3.6)	(9.1)	(92.9)	—	(86.3)
Cash and cash equivalents at beginning of period	(1,518.8)	(1,591.4)	286.9	4,706.5	—	1,883.2
Cash and cash equivalents at end of period	(1,877.5)	(1,364.3)	258.8	4,007.7	—	1,024.7

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating cash flow statement information (continued)

For the year ended 31 December 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	1,370.0	(229.8)	(832.3)	1,395.8	—	1,703.7
Investing activities
Acquisitions and disposals	—	(0.3)	—	(488.8)	—	(489.1)
Purchase of property, plant and equipment	—	(4.0)	—	(173.9)	—	(177.9)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(36.5)	—	(36.5)
Proceeds on disposal of property, plant and equipment	—	—	—	5.9	—	5.9
Net cash outflow from investing activities	—	(4.3)	—	(693.3)	—	(697.6)
Financing activities
Share option proceeds	25.0	—	—	—	—	25.0
Cash consideration for non-controlling interests	—	—	—	(5.6)	—	(5.6)
Share repurchases and buybacks	(412.5)	—	—	(98.3)	—	(510.8)
Net increase/(decrease) in borrowings	—	(18.3)	460.1	23.4	—	465.2
Financing and share issue costs	—	(3.5)	(12.6)	(11.4)	—	(27.5)
Equity dividends paid	(460.0)	—	—	—	—	(460.0)
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	(57.7)	—	(57.7)
Net cash (outflow)/inflow from financing activities	(847.5)	(21.8)	447.5	(149.6)	—	(571.4)
Net increase/(decrease) in cash and cash equivalents	522.5	(255.9)	(384.8)	552.9	—	434.7
Translation differences	13.7	49.6	39.3	(172.9)	—	(70.3)
Cash and cash equivalents at beginning of year	(1,518.8)	(1,591.4)	286.9	4,706.5	—	1,883.2
Cash and cash equivalents at end of year	(982.6)	(1,797.7)	(58.6)	5,086.5	—	2,247.6

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information

At 30 June 2015, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	10,057.3	—	10,057.3
Other	—	—	—	1,714.2	—	1,714.2
Property, plant and equipment	—	12.8	—	718.3	—	731.1
Investment in subsidiaries	9,910.4	19,063.9	—	—	(28,974.3)	—
Interests in associates and joint ventures	—	—	—	694.3	—	694.3
Other investments	—	—	—	920.9	—	920.9
Deferred tax assets	—	—	—	248.3	—	248.3
Trade and other receivables	17.8	—	—	124.1	—	141.9
Intercompany receivables	—	1,558.9	1,787.4	5,367.2	(8,713.5)	—
	9,928.2	20,635.6	1,787.4	19,844.6	(37,687.8)	14,508.0
Current assets
Inventory and work in progress	—	—	—	321.7	—	321.7
Corporate income tax recoverable	—	—	—	168.1	—	168.1
Trade and other receivables	0.5	256.8	0.1	9,727.6	—	9,985.0
Intercompany receivables	1,655.5	350.4	31.0	885.8	(2,922.7)	—
Cash and short-term deposits	0.2	280.1	—	5,211.4	(4,138.7)	1,353.0
	1,656.2	887.3	31.1	16,314.6	(7,061.4)	11,827.8
Current liabilities
Trade and other payables	(13.6)	(36.2)	(16.9)	(11,293.1)	—	(11,359.8)
Intercompany payables	(703.8)	(1,705.4)	—	(513.5)	2,922.7	—
Corporate income tax payable	—	—	—	(38.3)	—	(38.3)
Bank overdrafts and loans	(782.7)	(3,678.3)	(30.7)	(165.7)	4,138.7	(518.7)
	(1,500.1)	(5,419.9)	(47.6)	(12,010.6)	7,061.4	(11,916.8)
Net current (liabilities)/assets	156.1	(4,532.6)	(16.5)	4,304.0	—	(89.0)
Total assets less current liabilities	10,084.3	16,103.0	1,770.9	24,148.6	(37,687.8)	14,419.0

Non-current liabilities
Bonds and bank loans	(415.8)	—	(1,788.0)	(2,013.2)	—	(4,217.0)
Trade and other payables	—	—	—	(707.5)	—	(707.5)
Intercompany payables	(2,201.0)	(6,192.6)	—	(319.9)	8,713.5	—
Corporate income tax payable	—	—	—	(533.6)	—	(533.6)
Deferred tax liabilities	—	—	—	(696.8)	—	(696.8)
Provisions for post-employment benefits	—	—	—	(283.3)	—	(283.3)
Provisions for liabilities and charges	—	—	—	(173.2)	—	(173.2)
	(2,616.8)	(6,192.6)	(1,788.0)	(4,727.5)	8,713.5	(6,611.4)
Net assets/(liabilities)	7,467.5	9,910.4	(17.1)	19,421.1	(28,974.3)	7,807.6

Attributable to:
Equity share owners’ funds	7,467.5	9,910.4	(17.1)	19,081.0	(28,974.3)	7,467.5
Non-controlling interests	—	—	—	340.1	—	340.1
Total equity	7,467.5	9,910.4	(17.1)	19,421.1	(28,974.3)	7,807.6

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information (continued)

At 30 June 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	9,465.7	—	9,465.7
Other	—	—	—	1,662.6	—	1,662.6
Property, plant and equipment	—	12.3	—	730.4	—	742.7
Investment in subsidiaries	8,755.0	13,958.9	—	—	(22,713.9)	—
Interests in associates and joint ventures	—	—	—	755.0	—	755.0
Other investments	—	—	—	331.2	—	331.2
Deferred tax assets	—	—	—	109.7	—	109.7
Trade and other receivables	23.0	—	—	109.4	—	132.4
Intercompany receivables	—	20.0	933.2	1,319.8	(2,273.0)	—
	8,778.0	13,991.2	933.2	14,483.8	(24,986.9)	13,199.3
Current assets
Inventory and work in progress	—	—	—	324.9	—	324.9
Corporate income tax recoverable	—	—	—	137.9	—	137.9
Trade and other receivables	0.4	223.0	0.1	9,099.1	—	9,322.6
Intercompany receivables	1,603.8	590.1	19.9	1,285.0	(3,498.8)	—
Cash and short-term deposits	—	2,164.6	258.8	4,191.0	(5,406.4)	1,208.0
	1,604.2	2,977.7	278.8	15,037.9	(8,905.2)	10,993.4
Current liabilities
Trade and other payables	(91.6)	(28.7)	(10.8)	(10,362.2)	—	(10,493.3)
Intercompany payables	(146.5)	(2,585.9)	—	(766.4)	3,498.8	—
Corporate income tax payable	—	—	—	(55.7)	—	(55.7)
Bank overdrafts and loans	(1,877.5)	(3,528.9)	—	(952.5)	5,406.4	(952.5)
	(2,115.6)	(6,143.5)	(10.8)	(12,136.8)	8,905.2	(11,501.5)
Net current (liabilities)/assets	(511.4)	(3,165.8)	268.0	2,901.1	—	(508.1)
Total assets less current liabilities	8,266.6	10,825.4	1,201.2	17,384.9	(24,986.9)	12,691.2

Non-current liabilities
Bonds and bank loans	(1,020.1)	—	(1,214.5)	(978.1)	—	(3,212.7)
Trade and other payables	—	—	—	(511.3)	—	(511.3)
Intercompany payables	—	(2,070.4)	—	(202.6)	2,273.0	—
Corporate income tax payable	—	—	—	(389.9)	—	(389.9)
Deferred tax liabilities	—	—	—	(643.8)	—	(643.8)
Provisions for post-employment benefits	—	—	—	(238.9)	—	(238.9)
Provisions for liabilities and charges	—	—	—	(147.5)	—	(147.5)
	(1,020.1)	(2,070.4)	(1,214.5)	(3,112.1)	2,273.0	(5,144.1)
Net assets/(liabilities)	7,246.5	8,755.0	(13.3)	14,272.8	(22,713.9)	7,547.1

Attributable to:
Equity share owners’ funds	7,246.5	8,755.0	(13.3)	13,972.2	(22,713.9)	7,246.5
Non-controlling interests	—	—	—	300.6	—	300.6
Total equity	7,246.5	8,755.0	(13.3)	14,272.8	(22,713.9)	7,547.1

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bonds issued by WPP Finance 2010 with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors (continued)

Condensed consolidating balance sheet information (continued)

At 31 December 2014, £m

	WPP plc	Subsidiary Guarantors	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	9,979.4	—	9,979.4
Other	—	—	—	1,668.9	—	1,668.9
Property, plant and equipment	—	13.6	—	758.9	—	772.5
Investment in subsidiaries	9,599.4	15,059.8	—	—	(24,659.2)	—
Interests in associates and joint ventures	—	—	—	759.9	—	759.9
Other investments	—	—	—	669.2	—	669.2
Deferred tax assets	—	—	—	239.7	—	239.7
Trade and other receivables	27.7	—	—	120.9	—	148.6
Intercompany receivables	—	132.8	1,804.0	1,751.8	(3,688.6)	—
	9,627.1	15,206.2	1,804.0	15,948.7	(28,347.8)	14,238.2
Current assets
Inventory and work in progress	—	—	—	327.3	—	327.3
Corporate income tax recoverable	—	—	—	145.6	—	145.6
Trade and other receivables	0.5	236.1	0.1	9,293.3	—	9,530.0
Intercompany receivables	1,612.1	352.7	57.2	1,130.1	(3,152.1)	—
Cash and short-term deposits	429.3	1,662.2	—	5,351.6	(4,930.4)	2,512.7
	2,041.9	2,251.0	57.3	16,247.9	(8,082.5)	12,515.6
Current liabilities
Trade and other payables	(125.0)	(59.5)	(17.0)	(11,582.5)	—	(11,784.0)
Intercompany payables	(888.0)	(1,725.0)	(0.1)	(539.0)	3,152.1	—
Corporate income tax payable	—	—	—	(158.6)	—	(158.6)
Bank overdrafts and loans	(1,411.9)	(3,459.9)	(58.6)	(653.2)	4,930.4	(653.2)
	(2,424.9)	(5,244.4)	(75.7)	(12,933.3)	8,082.5	(12,595.8)
Net current (liabilities)/assets	(383.0)	(2,993.4)	(18.4)	3,314.6	—	(80.2)
Total assets less current liabilities	9,244.1	12,212.8	1,785.6	19,263.3	(28,347.8)	14,158.0

Non-current liabilities
Bonds and bank loans	(1,002.1)	—	(1,803.2)	(1,329.6)	—	(4,134.9)
Trade and other payables	—	—	—	(624.9)	—	(624.9)
Intercompany payables	(741.9)	(2,613.4)	—	(333.3)	3,688.6	—
Corporate income tax payable	—	—	—	(441.2)	—	(441.2)
Deferred tax liabilities	—	—	—	(667.6)	—	(667.6)
Provisions for post-employment benefits	—	—	—	(296.2)	—	(296.2)
Provisions for liabilities and charges	—	—	—	(166.4)	—	(166.4)
	(1,744.0)	(2,613.4)	(1,803.2)	(3,859.2)	3,688.6	(6,331.2)
Net assets/(liabilities)	7,500.1	9,599.4	(17.6)	15,404.1	(24,659.2)	7,826.8

Attributable to:
Equity share owners’ funds	7,500.1	9,599.4	(17.6)	15,077.4	(24,659.2)	7,500.1
Non-controlling interests	—	—	—	326.7	—	326.7
Total equity	7,500.1	9,599.4	(17.6)	15,404.1	(24,659.2)	7,826.8